                            THE PENN TRAFFIC COMPANY

                              Officers' Certificate
                    Pursuant to Sections 3.01, 3.03 and 11.04
                                of the Indenture

          Claude J. Incaudo, President and Chief Executive Officer of The Penn Traffic Company, a Delaware corporation (the "Company"), and Eugene R. Sunderhaft, Vice President - Finance, Secretary and Treasurer of the Company, DO HEREBY CERTIFY:

          1. Each of the undersigned (i) has read Sections 2.01, 3.01, 3.03, 3.04, 11.04 and 11.05 of the Indenture dated as of December 15, 1993 (the "Indenture") between the Company and United States Trust Company of New York, as Trustee; (ii) has examined such accounts and records of the Company and made such inquiries of officers, employees and agents of the Company as he has deemed necessary to express his opinion as contained herein; and (iii) is of the opinion that such examinations and inquiries are sufficient to enable him to express an informed opinion as to whether or not the covenants and conditions precedent which are stated herein to be complied with have been complied with;

          2. Attached hereto as Exhibit A is a true and correct copy of a specimen of the Company's 10.65% Senior Notes due November 1, 2004 (the "Notes"), the aggregate principal amount of which shall be limited to $100,000,000 and which shall have the terms set forth in such Exhibit A;

          3. The Notes shall be issuable in the form of one or more Global Securities to be deposited with or on behalf of, The Depositary Trust Company and the form of the legends for such Global Securities are as set forth in the attached Exhibit A;

          4. After giving effect to the authentication and delivery of the Notes pursuant to the Company Order dated the date hereof (i) the aggregate principal amount of Notes Outstanding will not exceed the maximum aggregate principal amount permitted to be Outstanding pursuant to authorization by the Company's Board of Directors; and (ii) the Company will not be in Default and no Event of Default will have occurred; and

          5. All conditions precedent provided for in the Indenture relating to the authentication and delivery of the Notes have been complied with.

          Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture.

          This Certificate may be executed in counterparts, each one of which shall be deemed an original and which together shall constitute one document.

          IN WITNESS WHEREOF, the undersigned have executed this Certificate this 20th day of October, 1994.


                                        /s/ Claude J. Incaudo
                                        -------------------------
                                        Claude J. Incaudo
                                        President and Chief
                                          Executive Officer



                                        /s/ Eugene R. Sunderhaft
                                        ------------------------
                                        Eugene R. Sunderhaft
                                        Vice President - Finance,
                                          Secretary and Treasurer

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                            THE PENN TRAFFIC COMPANY

                       Incorporated under the laws of the
                                State of Delaware

                    10.65% Senior Notes due November 1, 2004


          THE PENN TRAFFIC COMPANY, for value received, hereby promises to pay to ________ or registered assigns, the principal sum of $100,000,000.00 on November 1, 2004 and to pay interest thereon semiannually in arrears at the rate of 10.65% per annum on May 1 and November 1 of each year, commencing May 1, 1995, until the principal hereof is paid or made available for payment. All payments of principal, premium, if any, and interest shall be made in immediately available funds and in the manner and subject to the terms set forth in provisions appearing on the reverse hereof, which provisions, in their entirety, shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, THE PENN TRAFFIC COMPANY has caused this instrument to be executed in its corporate name by the manual or facsimile signature of its President or a Vice President and attested by its Secretary or an Assistant Secretary.

Dated:  October 20, 1994

               THE PENN TRAFFIC COMPANY



               By____________________________
                 Eugene R. Sunderhaft
                 Vice President - Finance,
                 Secretary and Treasurer



Attest:____________________
       Francis D. Price, Jr.
       Vice President and
       Assistant Secretary


[SEAL]

          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:  October 20, 1994

               UNITED STATES TRUST COMPANY
                 OF NEW YORK, as Trustee



               By:___________________________
                  Authorized Signatory

                         or

               UNITED STATES TRUST COMPANY
               OF NEW YORK, as Trustee


               By: BANKERS TRUST COMPANY, as
                   Authenticating Agent


                         By:_______________________
                  Authorized Signatory

                               (Back of Security)

                            THE PENN TRAFFIC COMPANY

                    10.65% Senior Notes due November 1, 2004.


          1. INTEREST. THE PENN TRAFFIC COMPANY (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually in arrears on May 1 and November 1 of each year, commencing May 1, 1995. Interest on the Securities will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from October 20, 1994. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the regular record date, which shall be the April 15 and October 15, as the case may be, next preceding the interest payment date even though Securities are cancelled after the record date and on or before the interest payment date. Any such interest not so punctually paid or duly provided for, and any interest payable on such defaulted interest (to the extent lawful), will forthwith cease to be payable to the Holder on such regular record date and shall be payable to the Person in whose name this Security is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Company, notice of which shall be given to Holders not less than 5 days prior to such special record date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. All payments of principal, premium, if any, and interest on the Securities will be made by the Paying Agent by wire transfer of immediately available funds to a separate account of DTC or its nominee, provided that, the Company may pay principal, premium, if any, and interest to Holders other than the DTC or its nominee by check in immediately available funds. The Company may mail an interest check to such Holder's registered address.

          3. PAYING AGENT AND REGISTRAR. Bankers Trust Company, a New York banking corporation, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to any Holder. The Company may act in any such capacity.

          4. INDENTURE. This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued under an Indenture dated as of December 15, 1993 (the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended by the Trust Indenture Reform Act of 1990, as in effect on the date of the Indenture ("TIA"). The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. This Security is one of the series designated on the face hereof limited to $100,000,000.00 in aggregate principal amount. The Securities are unsecured general obligations of the Company. Unless otherwise defined herein, all capitalized terms shall have the meanings assigned to them in the Indenture.

          5. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples thereof. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

          6. OPTIONAL REDEMPTION. The Securities may not be redeemed prior to November 1, 1999. On or after such date, the Securities may be redeemed at the election of the Company as a whole at any time or in part from time to time at the Redemption Prices (expressed in percentages of principal amount) set forth below plus accrued interest to the Redemption Date, if redeemed during the 12-month period beginning November 1 of the years indicated below:

          Year                     Percentage
          ----                     ----------
          1999..................    104.00%
          2000..................    102.66%
          2001..................    101.33%
          2002 and thereafter...    100.00%
                                    ------

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed, at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the Redemption Date interest ceases to accrue on Securities or portions of them called for redemption.

          These Securities shall not have the benefit of any sinking fund obligations.

          7. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as its owner for all purposes.

          8. AMENDMENTS AND WAIVERS. Subject to certain exceptions, the Indenture and the rights of the Holder of the Securities of each series to be affected under the Indenture may be amended at any time by the Company and the Trustee with the consent of the Holders of at least a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Without the consent of any Holder, the Indenture or the Securities may be amended to cure any ambiguity, defect or inconsistency; to comply with Section 5.01 of the Indenture; to make any change that does not adversely affect the legal rights of any Holder; to comply with the requirements of the SEC to maintain qualification of the Indenture under the TIA; to add to or change the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or to provide for the appointment of a successor Trustee with respect to one or more (but not all) series of Securities issued pursuant to the Indenture, as provided in Section 7.08 of the Indenture.

          9. REMEDIES. As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee of for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          10. PREPAYMENT AT HOLDER'S OPTION UPON CERTAIN MERGER AND CHANGE OF CONTROL EVENTS. In the event of a Change of Control or in the event of a merger where, immediately after giving effect to the merger, the surviving corporation does not meet the Consolidated Interest Coverage Ratio set forth in the Indenture, the Company shall be obligated to make an offer to purchase this Security at a purchase price in cash equal to 101% of its principal amount plus accrued interest, after the occurrence of such Change in Control or merger. Holders of Securities which are the subject of such an offer to repurchase shall receive an offer to repurchase and may elect to have such Securities repurchased in accordance with the provisions of the Indenture pursuant to and in accordance with the terms of the Indenture. The Company shall give the Holder of this Security notice of such right of repurchase not less than 20 nor more than 60 business days prior to the consummation of a merger, consolidation, transfer, sale or lease that would require the Company to offer to repurchase the Securities and not more than 45 business days following any other event constituting a Change of Control, mailed by first-class mail to the Holder's last address as it appears upon the register. The Holder shall have the right to have this Security repurchased if, among other things, the Security is tendered for repurchase no later than five business days prior to the applicable repurchase date. The Company shall have no obligation to consummate any merger, consolidation, transfer, sale or lease that is the subject of any such notice, and if any such merger, consolidation, transfer, sale or lease that was the subject of any notice described above is not consummated, the Holder will not be entitled to have this Security prepaid, and any Securities tendered for prepayment will be returned.

          11. TRUSTEE DEALINGS WITH THE COMPANY. United States Trust Company of New York, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company or any Affiliate with the same rights it would have as if it were not the Trustee.

          12. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for the issue of the Securities.

          13. UNCLAIMED MONEY. If money for the payment of principal of or interest on any Security remains unclaimed for two years after the date on which such payment shall have come due, the Trustee or Paying Agent will pay the money back to the Company at the Company's written request. After that, Holders entitled to this money must look to the Company for payment, unless a law governing abandoned property designates another Person.

          14. DISCHARGE UPON REDEMPTION OR MATURITY. Subject to the terms of the Indenture, the Indenture will be discharged and cancelled with respect to Securities of any series upon the payment of all Securities of such series. The Indenture contains provisions for defeasance at any time of certain restrictive covenants with respect to this Security (in each case upon compliance with certain conditions set forth therein).

          15. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SECURITY AND THE INDENTURE.

          17. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT
(= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and UNIF GIFT MIN ACT (= Uniform Gifts to Minors Act).

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to The Penn Traffic Company, 1200 State Fair Boulevard, Syracuse, New York 13221, Attention: Eugene R. Sunderhaft.

                      OPTION OF HOLDER TO ELECT REPURCHASE


          If you want to elect to have this Security purchased by the Company pursuant to Section 5.01 of the Indenture, check the box:


                                      /   /


Dated:____________________    Your Signature:________________
                              (Sign exactly as name appears on
                              the other side of this Security)


Signature Guarantee:__________________________________________________________
                    (Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company)

                                 ASSIGNMENT FORM


To assign this Security, fill in the form below: I or we assign and transfer this Security to


_____________________________________________________________
(Insert assignee's soc. sec. or tax I.D. no.)


_____________________________________________________________
_____________________________________________________________
_____________________________________________________________
(Print or type assignee's name, address and zip code)

and irrevocably appoint _______________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



_____________________________________________________________


Dated:______________________  Your Signature:________________
                              (Sign exactly as your name
                              appears on the other side of
                              this Security)


Signature Guarantee:  _______________________________________
                      (Signature must be guaranteed by a
                       member firm of the New York Stock
                       Exchange or a commercial bank or trust
                       company)